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                                                                      Exhibit 16
PricewaterhouseCoopers [LOGO]
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                                                  PricewaterhouseCoopers LLP
                                                  1301 Avenue of the Americas
                                                  New York, NY 10019-6013
                                                  Telephone (212) 259 1000
                                                  Facsimile (212) 259 1301


March 15, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Prodigy Communications Corporation (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 9, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP